Exhibit 10.4

SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT dated as of January 12, 2011, among INTELSAT JACKSON HOLDINGS S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered with the Luxembourg trade and companies’ register under number B149.959 (the “Borrower”), each of the subsidiaries of the Borrower listed on Annex A hereto (each such undersigned subsidiary being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Borrower are referred to collectively as the “Grantors”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined below) and WILMINGTON TRUST FSB, as collateral trustee (together with its successors and assigns, in such capacity, the “Collateral Trustee”) for the benefit of the Secured Parties.

W I T N E S S E T H:

WHEREAS, the Borrower is party to a Credit Agreement dated as of January 12, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Intelsat (Luxembourg) S.A. (“Holdings”), the financial institutions or entities from time to time party thereto as lenders (the “Lenders”), the Administrative Agent and the other agent parties party thereto;

WHEREAS, pursuant to the Credit Agreement, (a) the Lenders have severally agreed to make Loans to the Borrower and the Letter of Credit Issuers have agreed to issue Letters of Credit for the account of the Borrower (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) one or more Lenders or affiliates of Lenders may from time to time enter into Hedge Agreements with, or provide cash management services to, the Borrower;

WHEREAS, (i) pursuant to the terms of the Credit Agreement, Holdings guaranteed the payment and performance of the Obligations of the Borrower to the Secured Parties and (ii) pursuant to the Subsidiary Guarantee, the Subsidiary Guarantors guaranteed the payment and performance of the Obligations of the Borrower to the Secured Parties;

WHEREAS, it is a condition precedent to the obligation of the Lenders and Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement, and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with, or provide cash management services to, the Borrower, that the Grantors shall have executed and delivered this Agreement to the Collateral Trustee for its benefit and the ratable benefit of the other Secured Parties; and

WHEREAS, the Grantors would also like to induce other creditors to make available from time to time First Lien Debt (other than as described above) subject to the terms of the Collateral Agency and Intercreditor Agreement.

NOW, THEREFORE, in consideration of the above premises, the Grantors hereby agree with the Collateral Trustee, for its benefit and the ratable benefit of the other Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and all terms defined in the Uniform Commercial Code from time to time in effect in the State of New York (the “NY UCC”) and not defined herein or in the Credit Agreement shall have the meanings specified therein.

(b) The following terms shall have the following meanings:

“Additional First Lien Agreement” means any credit agreement, indenture or other agreement evidencing First Lien Obligations, other than the Credit Agreement Obligations.

“Administrative Agent” shall have the meaning assigned to such term in the recitals hereto.

“Closing Date Deposit Account” shall mean each Deposit Account (other than any Exempted Deposit Account) of Borrower, Intelsat Intermediate Holdco and Intelsat Sub Holdco located in the United States of America and established on or prior to the date hereof.

“Collateral” shall have the meaning assigned to such term in Section 2.

“Collateral Account” shall mean any collateral account established by the Collateral Trustee as provided in Section 6.1 or Section 6.3.

“Collateral Agency and Intercreditor Agreement” shall mean the Collateral Agency and Intercreditor Agreement, entered into on the date hereof, among the Administrative Agent, the Collateral Trustee, the Borrower, each Guarantor party thereto and each holder (or representative or trustee thereof) from time to time of secured Indebtedness permitted under Section 10.2(k) of the Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral Trustee” shall have the meaning assigned to such term in the recitals hereto.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including those listed on Schedule 1.

“copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Copyrights” means all copyrights now owned or hereafter acquired by any Grantor, including those listed on Schedule 2.

“Credit Agreement Obligations” has the meaning assigned to such term in the Credit Agreement.

“Credit Agreement Secured Parties” has the meaning assigned to such term in the Credit Agreement.

“Credit Documents” has the meaning assigned to such term in the Credit Agreement.

“Credit Party” has the meaning assigned to such term in the Credit Agreement.

“Discharge of First Lien Obligations” has the meaning assigned to such term in the Collateral Agency and Intercreditor Agreement.

“equipment” shall mean all “equipment,” as such term is defined in Article 9 of the NY UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures, and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; but excluding equipment to the extent it is subject to a Lien permitted by the Credit Agreement and each Additional First Lien Agreement, and the terms of the Indebtedness securing such Lien prohibit assignment of, or granting of a security interest in, such Grantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law), provided, that immediately upon the repayment of all Indebtedness secured by such Lien, such Grantor shall be deemed to have granted a Security Interest in all the rights and interests with respect to such equipment.

“Exempted Deposit Accounts” shall mean (i) any Deposit Account so long as the average daily aggregate balance in such Deposit Account does not exceed $20,000,000 for any such Deposit Account and (ii) any Deposit Account that is a zero balance account, a payroll account or a disbursement account.

“Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.

“First Lien Debt Documents” shall have the meaning assigned to such term in the Collateral Agency and Intercreditor Agreement.

“First Lien Obligations” shall have the meaning assigned to such term in the Collateral Agency and Intercreditor Agreement.

“First Lien Secured Parties” shall have the meaning assigned to such term in the Collateral Agency and Intercreditor Agreement.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the NY UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security and Pledge Agreement in its right, title and interest in any such contract, agreement, instrument or indenture (i) is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, (ii) would not give any other party to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents), provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a Security Interest pursuant to this Security and Pledge Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Grantor” shall have the meaning assigned to such term in the recitals hereto.

“Guarantors” shall mean each Grantor other than the Borrower.

“Intellectual Property” shall mean all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise now owned or hereafter acquired, including (a) all information used or useful arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas and all other proprietary information, and (b) the Copyrights, the Patents, the Trademarks and the Licenses (other than the FCC Licenses) and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security and Pledge Agreement in any such rights, priorities and privileges relating to intellectual property (i) is not prohibited by any contract, agreement or other instrument governing such rights, priorities and privileges without the consent of any other party thereto, (ii) would not give any other party to any such contract, agreement or other instrument the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the relevant parties (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor (other than as pledged pursuant to the Pledge Agreements), whether now or hereafter acquired by any Grantor, in each case to the extent the grant by a Grantor of a Security Interest therein pursuant to this Security and Pledge Agreement in its right, title and interest in any such Investment Property (i) is not prohibited by any contract, agreement, instrument or indenture governing such Investment Property without the consent of any other party thereto, (ii) would not give any other party to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party.

“License Installment Sale” shall mean the installment sale between Intelsat International Systems LLC, as seller, and Intelsat License LLC, as buyer, entered into in connection with the Reorganization.

“NY UCC” has the meaning assigned to such term in Section 1(a).

“Obligations” means the First Lien Obligations and shall include all Credit Agreement Obligations.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement, including those listed on Schedule 3.

“patents” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Patents” means all patents now owned or hereafter acquired by any Grantor, including those listed on Schedule 4.

“Pledged Collateral” means, collectively, the Pledged Shares and the Pledged Debt.

“Pledged Debt” means (i) all evidences of Indebtedness in excess of $1,000,000 received by any Grantor in connection with any disposition of assets pursuant to Section 10.4(b) of the Credit Agreement and (ii) any global promissory notes evidencing Indebtedness of the Borrower or any Subsidiary in excess of $30,000,000 to any Grantor.

“Pledged Shares” means all Equity Interests of any Subsidiary that may be issued, or held by, any Grantor (other than any Unrestricted Subsidiary and any Equity Interests over which a valid and enforceable Lien is granted pursuant to a Pledge Agreement) and Minority Investments other than Minority Investments with a Fair Market Value of less than $15,000,000, provided that the aggregate Fair Market Value of such excluded Minority Investments shall not exceed $30,000,000 at any time outstanding (unless such pledge is prohibited by an applicable joint venture, shareholder or similar agreement).

“Post Closing Date Deposit Account” shall mean each Deposit Account (other than any Exempted Deposit Account) of Borrower, Intelsat Intermediate Holdco and Intelsat Sub Holdco located in the United States of America and established after the date hereof.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the NY UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Trustee, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Reorganization Installment Sale Agreements” shall mean all instruments or agreements evidencing each Reorganization Installment Sale.

“Reorganization Installment Sales” shall mean, collectively, the License Installment Sale and the SatHoldco Installment Sales.

“Required First Lien Debt Holders” has the meaning assigned to such term in the Collateral Agency and Intercreditor Agreement.

“Required Lenders” has the meaning assigned to such term in the Credit Agreement.

“SatHoldco Installment Sales” shall mean, collectively, each of the respective installment sales between each SatHoldco, as seller, and Intelsat Sub Holdco, as buyer, entered into in connection with the Reorganization.

“SatHoldcos” shall mean, collectively, Galaxy 3C Holding Company, Inc., Galaxy 11 Holding Company, Inc., Galaxy 12 Holding Company, Inc., Galaxy 13 Holding Company, Inc., Galaxy 14 Holding Company, Inc., Galaxy 15 Holding Company, Inc., Galaxy 16 Holding Company, Inc., Galaxy 17 Holding Company, Inc., Galaxy 18 Holding Company, Inc., IS 11 Holding Company, Inc., IS 14 Holding Company, Inc., PAS 1R Holding Company, Inc., PAS 5 Holding Company, Inc., PAS 7 Holding Company, Inc., PAS 8 Holding Company, Inc., PAS 9 Holding Company, Inc. and PAS 10 Holding Company, Inc.

“Secured Parties” means, collectively, the Credit Agreement Secured Parties, the Collateral Trustee and all other First Lien Secured Parties.

“Security and Pledge Agreement” shall mean this Security and Pledge Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Interest” shall have the meaning assigned to such term in Section 2.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including those listed on Schedule 5.

“trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trademarks” means all trademarks now owned or hereafter acquired by any Grantor, including those listed on Schedule 6 hereto.

“Triggering Event” shall have the meaning assigned to such term in the Collateral Agency and Intercreditor Agreement.

(c) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Security and Pledge Agreement shall refer to this Security and Pledge Agreement as a whole and not to any particular provision of this Security and Pledge Agreement, and Section and Schedule references are to this Security and Pledge Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(f) References to “Lenders” in this Security and Pledge Agreement shall be deemed to include affiliates of Lenders that may from time to time enter into Hedge Agreements with the Borrower.

2. Grant of Security Interest.

(a) Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Trustee, for its benefit and the ratable benefit of the other Secured Parties, and hereby grants to the Collateral Trustee, for its benefit and the ratable benefit of the other Secured Parties, a security interest (the “Security Interest”) in all of the following property now owned or hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i) all Accounts;

(ii) all cash;

(iii) all Chattel Paper;

(iv) all Commercial Tort Claims listed on Schedule 10 to the Perfection Certificate;

(v) all Deposit Accounts;

(vi) all Documents;

(vii) all equipment;

(viii) all General Intangibles;

(ix) all Instruments;

(x) all Intellectual Property;

(xi) all Inventory;

(xii) all Investment Property;

(xiii) all Pledged Collateral;

(xiv) all Letters of Credit and Letter-of-Credit Rights;

(xv) all Supporting Obligations;

(xvi) all Collateral Accounts;

(xvii) all rights of such Grantor under or relating to the FCC Licenses and the proceeds of any FCC Licenses, provided that such security interest does not include at any time any FCC Licenses to the extent (but only to the extent) that at such time the Collateral Trustee may not validly possess a security interest therein pursuant to the Communications Act of 1934, as amended, and the regulations promulgated thereunder, as in effect at such time, but such security interest does include, to the maximum extent permitted by law, all rights incident or appurtenant to the FCC Licenses and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the FCC Licenses;

(xviii) all Satellites and associated equipment, including all ground segment equipment for tracking, telemetry, control and monitoring of the Satellites located at any TT&C Station;

(xix) any agreement relating to any of the Satellites or associated equipment referred to in the foregoing clause (xvii) (including any agreement for the purchase of any Satellite and any policy of insurance covering risk of loss or damage to any Satellite);

(xx) all books and records pertaining to the Collateral; and

(xxi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

Notwithstanding the foregoing, (a) the Collateral shall not include (i) any property in the definition of “Property” in any Mortgage made in favor of or to be made in favor of the Collateral Trustee over which the Collateral Trustee has a perfected Lien to secure the Obligations, (ii) each Reorganization Installment Sale Agreement, (iii) the ECA Collateral and (iv) any assets over which a valid and enforceable Lien is granted pursuant to a Security Document governed by the laws of the Grand Duchy of Luxembourg and (b) no more than 65% of the issued and outstanding Equity Interest in any Foreign Subsidiary in the aggregate shall be pledged under the Security Documents.

(b) Each Grantor hereby irrevocably authorizes the Collateral Trustee at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner such as “all assets” or “all personal property, whether now owned or hereafter acquired” or words of similar effect. Each Grantor agrees to provide such information to Collateral Trustee promptly upon request.

Each Grantor also ratifies its authorization for the Collateral Trustee to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

The Collateral Trustee is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Trustee as secured party.

The Security Interests are granted as security only and shall not subject the Collateral Trustee or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

3. Delivery of the Pledged Collateral.

Subject to the last sentence of this paragraph, all certificates or instruments, if any, representing or evidencing the Pledged Collateral shall be promptly delivered to and held by or on behalf of the Collateral Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Trustee and the Administrative Agent. The Collateral Trustee shall have the right, at any time after the occurrence and during the continuance of a Triggering Event and with notice to the relevant Grantor, to transfer to or to register in the name of the Collateral Trustee or any of its nominees any or all of the Pledged Shares. Each delivery of Pledged Collateral shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which shall be attached hereto as Schedule 7 and made a part hereof, provided that the failure to attach any such schedule hereto shall not affect the validity of such pledge of such securities. Each schedule so delivered shall supersede any prior schedules so delivered. Within 90 days of the Closing Date, the Borrower shall use its commercially reasonable efforts to deliver instruments evidencing the Pledged Debt listed on Schedule 7 to the Collateral Trustee together with duly executed instruments of transfer or assignment in blank in form and substance reasonably satisfactory to the Collateral Trustee and the Administrative Agent.

4. Representations And Warranties.

Each Grantor hereby represents and warrants to the Collateral Trustee and each Secured Party that:

4.1. Title; No Other Liens. Except for (a) the Security Interest granted to the Collateral Trustee for its benefit and the ratable benefit of the other Secured Parties pursuant to this Security and Pledge Agreement, (b) the Liens permitted by the Credit Agreement and each First Lien Document (including the Liens granted to secure any Second Lien Debt), and (c) any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend which have been terminated, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as have been filed in favor of the Collateral Trustee for its benefit and the ratable benefit of the other Secured Parties pursuant to this Security and Pledge Agreement or are permitted by the Credit Agreement and each First Lien Document (including the Liens granted to secure any Second Lien Debt).

4.2. Perfected First Priority Liens.

(a) This Security and Pledge Agreement is effective to create in favor of the Collateral Trustee, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles and including, without limitation, in relation to any company incorporated under the laws of the Grand Duchy of Luxembourg, bankruptcy (faillite), insolvency, its voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally.

(b) Subject to the limitations set forth in clause (g) of this Section 4.2, the Security Interests granted pursuant to this Security and Pledge Agreement (i) will constitute valid and perfected Security Interests in the Collateral (as to which perfection may be obtained by the filings or other actions described in clause (A), (B) or (C) of this paragraph) in favor of the Collateral Trustee, for its benefit and the ratable benefit of the other Secured Parties, as collateral security for the Obligations, upon (A) the filing of all financing statements naming each Grantor as “debtor” and the Collateral Trustee as “secured party” and describing the Collateral in the applicable filing offices, (B) delivery of all Instruments, Chattel Paper, Certificated Securities and negotiable Documents and (C) completion of the filing, registration and recording of a fully executed agreement in the form hereof (or a supplement hereto) and containing a description of all Collateral constituting Intellectual Property in the United States Patent and Trademark Office within the three month period (commencing as of the date hereof) or, in the case of Collateral constituting Intellectual Property acquired after the date hereof, thereafter pursuant to 35 USC § 261 and 15 USC § 1060 and the regulations thereunder with respect to United States Patents and United States registered Trademarks and in the United States Copyright Office within the one month period (commencing as of the date hereof) or, in the case of Collateral constituting Intellectual Property acquired after the date hereof, thereafter with respect to United States registered Copyrights pursuant to 17 USC § 205 and the regulations thereunder and otherwise as may be required pursuant to the laws of any other necessary jurisdiction to the extent that a security interest may be perfected by such filings, registrations and recordings, and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 10.2 of the Credit Agreement and each Additional First Lien Agreement.

(c) Schedule 7 hereto correctly represents as of the date hereof (A) the issuer, the certificate number (except with respect to any “Specified Issuer” identified in Schedule 7), the Grantor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares and (B) the issuer, the initial principal amount, the Grantor and holder, date of and maturity date of all Pledged Debt. Except as set forth on Schedule 7, the Pledged Shares represent all (or 65 percent in the case of pledges of Foreign Subsidiaries) of the issued and outstanding Equity Interests of each class of Equity Interests in the issuer on the date hereof.

(d) As of the date hereof, each Grantor is the legal and beneficial owner of the Pledged Collateral identified with respect to such Grantor on Schedule 7 as pledged or assigned by such Grantor hereunder free and clear of any Lien, except for the Lien created by this Security and Pledge Agreement.

(e) As of the date hereof, the Pledged Shares pledged by any Grantor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(f) Each Grantor has full power, authority and legal right to pledge all the Pledged Collateral pledged by such Grantor pursuant to this Security and Pledge Agreement.

(g) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Security and Pledge Agreement (including Security Interests in cash, cash accounts and Investment Property) by any means other than by (i) filings pursuant to the Uniform Commercial Codes of the relevant State(s), (ii) filings with the registrars of motor vehicles or other appropriate authorities in the relevant jurisdictions with respect to motor vehicles with an individual value in excess of $50,000, (iii) filings approved by United States government offices with respect to Intellectual Property, (iv) in the case of Collateral that constitutes Tangible Chattel Paper, Instruments, Certificated Securities or Negotiable Documents, possession by the Collateral Trustee in the United States, (v) in the case of each Closing Date Deposit Account, the Borrower, Intelsat Intermediate and Intelsat Sub Holdco shall use commercial reasonable efforts to obtain a control agreement with respect to such Closing Date Deposit Account within 120 days of the date hereof or (vi) in the case of each Post Closing Date Deposit Account, the Borrower, Intelsat Intermediate and Intelsat Sub Holdco shall obtain a control agreement with respect to such Post Closing Date Deposit Account within 15 days of the date such Post Closing Date Deposit Account is established. No Grantor shall be required to complete any filings or other actions with respect to the perfection of Security Interests in any jurisdiction outside the United States, except for any filings or actions reasonably requested by the Collateral Trustee or the Administrative Agent in connection with the movement of Satellites outside of the United States prior to the launch thereof.

(h) It is understood and agreed that the Security Interests in cash, Deposit Accounts and Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

5. Covenants.

Each Grantor hereby covenants and agrees with the Collateral Trustee and the Secured Parties that, from and after the date of this Security and Pledge Agreement until the Discharge of First Lien Obligations:

5.1. Maintenance of Perfected Security Interest; Further Documentation; Additional Pledged Collateral.

(a) Such Grantor shall maintain the Security Interest created by this Security and Pledge Agreement as a perfected Security Interest having at least the priority described in Section 4.2 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 4.2(c).

(b) Such Grantor will furnish to the Collateral Trustee and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Trustee or the Administrative Agent may reasonably request. In addition, within 30 days after the end of each calendar quarter, such Grantor will deliver to the Collateral Trustee a copyright security agreement, a patent security agreement or a trademark security agreement in substantially the same form as the similar agreements executed by the applicable Credit Parties on the Closing Date with respect to any additional Copyrights, Patents, and Trademarks registered with the U.S. Copyright Office or U.S. Patent and Trademark Office, as applicable, acquired by such Grantor after the date hereof, all in reasonable detail.

(c) Subject to clause (e) below and Section 4.2(g), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which the Collateral Trustee, the Administrative Agent or the Required Lenders may reasonably request, in order (x) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (y) to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby, all at the expense of such Grantor.

(d) Such Grantor will deliver and, if applicable, cause each Domestic Subsidiary to deliver, to the Collateral Trustee for its benefit and the ratable benefit of the other Secured Parties as Pledged Collateral, immediately upon acquisition thereof, all of the certificates representing Equity Interests and all evidence of Indebtedness held or received by such Grantor or Domestic Subsidiary required to be pledged hereunder pursuant to Section 9.12 of the Credit Agreement.

(e) Notwithstanding anything in this Section 5.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the Credit Agreement or any Additional First Lien Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Subsidiary of the Borrower that is required by the Credit Agreement or any Additional First Lien Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Credit Agreement, any Additional First Lien Agreement or this Section 5.1.

5.2. Changes in Locations, Name, etc. Each Grantor will furnish to the Collateral Trustee and Administrative Agent prompt written notice of any change (i) in its legal name, (ii) in its jurisdiction of incorporation or organization, (iii) in its identity or type of organization or corporate structure or (iv) in its Federal Taxpayer Identification Number or organizational identification number. Each Grantor agrees promptly to provide the Collateral Trustee with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code of any applicable jurisdiction or that are otherwise required in order for the Collateral Trustee to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral having at least the priority described in Section 4.2. Each Grantor also agrees promptly to notify the Collateral Trustee and Administrative Agent, in writing, if any material portion of the Collateral is damaged or destroyed.

5.3. Notices. Each Grantor will advise the Collateral Trustee, the Administrative Agent and the Lenders, in writing, promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under the Credit Agreement and each Additional First Lien Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Trustee to exercise any of its remedies hereunder.

5.4. Special Covenants with Respect to Equipment.

(a) Each Grantor shall, promptly after the acquisition by such Grantor of any item of equipment with a value in excess of $50,000 that is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a Security Interest on such certificate is required as a condition of perfection thereof, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the Security Interest created hereunder on such certificate of title.

(b) Upon the occurrence and during the continuation of any Triggering Event, all insurance payments in respect of such equipment shall be paid to and applied by the Collateral Trustee as specified in Section 6.4 hereof.

(c) At the request of the Collateral Trustee or the Administrative Agent at any time after the occurrence and during the continuance of a Triggering Event, each Grantor shall deliver to the Collateral Trustee the certificates of title covering each item of equipment the perfection of which is governed by the notation on the certificate of title of the Collateral Trustee’s Security Interest created hereunder.

5.5. Certification of Limited Liability Company, Limited Partnership Interests and Pledged Debt.

(a) With respect to the Equity Interests in any Domestic Subsidiary that is organized as a limited liability company or limited partnership, the applicable Grantor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the Uniform Commercial Code:

“The Partnership/Company hereby irrevocably elects that all membership interests in the Partnership/Company shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Any certificate evidencing partnership/membership interests in the Partnership/Company shall bear the following legend: “This certificate evidences an interest in [name of Partnership/Company] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation.”

5.6. Voting Rights; Dividends and Distributions; Etc.

(a) So long as no Triggering Event shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not prohibited by the terms of this Security and Pledge Agreement or the other Credit Documents.

(ii) The Collateral Trustee shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request, in writing, for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b) Subject to paragraph (c) below, each Grantor shall be entitled to receive and retain and use, free and clear of the Lien of this Security and Pledge Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Pledged Collateral to the extent permitted by the Credit Agreement and each First Lien Document, as applicable; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Collateral Trustee to hold as, Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Trustee, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Trustee as Pledged Collateral in the same form as so received (with any necessary indorsement).

(c) Upon written notice to a Grantor by the Collateral Trustee or the Administrative Agent following the occurrence and during the continuance of a Triggering Event,

(i) all rights of such Grantor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 5.6(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Trustee, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Triggering Event, provided that the Collateral Trustee shall have the right from time to time following the occurrence and during the continuance of a Triggering Event to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Trustee a certificate to that effect, each Grantor will have the right to exercise the voting and consensual rights that such Grantor would otherwise be entitled to exercise pursuant to the terms of Section 5.6(a)(i) (and the obligations of the Collateral Trustee under Section 5.6(a)(ii) shall be reinstated);

(ii) all rights of such Grantor to receive the dividends, distributions and principal and interest payments that such Grantor would otherwise be authorized to receive and retain pursuant to Section 5.6(b) shall cease, and all such rights shall thereupon become vested in the Collateral Trustee, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions and principal and interest payments during the continuance of such Triggering Event. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Trustee a certificate to that effect, the Collateral Trustee shall repay to each Grantor (without interest) all dividends, distributions and principal and interest payments that such Grantor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 5.6(b);

(iii) all dividends, distributions and principal and interest payments that are received by such Grantor contrary to the provisions of Section 5.6(b) shall be received in trust for the benefit of the Collateral Trustee shall be segregated from other property or funds of such Grantor and shall forthwith be delivered to the Collateral Trustee as Pledged Collateral in the same form as so received (with any necessary indorsements); and

(iv) in order to permit the Collateral Trustee to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 5.6(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 5.6(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 5.6(c)(ii) and (c)(iii) above, such Grantor shall, if necessary, upon written notice from the Collateral Trustee or the Administrative Agent, from time to time execute and deliver to the Collateral Trustee, appropriate proxies, dividend payment orders and other instruments as the Collateral Trustee or the Administrative Agent may reasonably request.

5.7. Commercial Tort Claims. As of the date hereof, each Grantor has no Commercial Tort Claims. If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $5,000,000 or more, such Grantor shall promptly notify the Collateral Trustee thereof in a writing signed by such Grantor and describing the details thereof and shall grant to the Collateral Trustee in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably necessary to perfect such security interest.

6. Remedial Provisions.

6.1. Certain Matters Relating to Accounts.

(a) At any time after the occurrence and during the continuance of a Triggering Event and after giving reasonable notice to the Borrower and any other relevant Grantor, the Collateral Trustee shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable (as directed in accordance with the Collateral Agency and Intercreditor Agreement), and each Grantor shall furnish all such assistance and information as the Collateral Trustee or the Administrative Agent may require in connection with such test verifications. The Collateral Trustee shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b) The Collateral Trustee hereby authorizes each Grantor to collect such Grantor’s Accounts and the Collateral Trustee may curtail or terminate said authority at any time after the occurrence and during the continuance of a Triggering Event. If required in writing by the Collateral Trustee at any time after the occurrence and during the continuance of a Triggering Event, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Trustee if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Trustee, subject to withdrawal by the Collateral Trustee for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Trustee and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the request of the Collateral Trustee or the Administrative Agent at any time after the occurrence and during the continuance of a Triggering Event, each Grantor shall deliver to the Collateral Trustee or the Administrative Agent, as applicable, all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

(d) Upon the occurrence and during the continuance of a Triggering Event, a Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Trustee shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Triggering Event.

(e) At the direction of the Collateral Trustee or the Administrative Agent, upon the occurrence and during the continuance of a Triggering Event, each Grantor shall grant to the Collateral Trustee to the extent assignable, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

6.2. Communications with Credit Parties; Grantors Remain Liable.

(a) The Collateral Trustee in its own name or in the name of others may at any time after the occurrence and during the continuance of a Triggering Event, after giving reasonable notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Collateral Trustee’s satisfaction the existence, amount and terms of any Accounts. The Collateral Trustee shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b) Upon the written request of the Collateral Trustee or the Administrative Agent at any time after the occurrence and during the continuance of a Triggering Event, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Trustee for its benefit and the ratable benefit of the other Secured Parties and that payments in respect thereof shall be made directly to the Collateral Trustee.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Trustee nor any other Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security and Pledge Agreement or the receipt by the Collateral Trustee or any Secured Party of any payment relating thereto, nor shall the Collateral Trustee or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3. Proceeds to be Turned Over To Collateral Trustee. In addition to the rights of the Collateral Trustee and the other Secured Parties specified in Section 6.1 with respect to payments of Accounts, if a Triggering Event shall occur and be continuing and the Collateral Trustee or the Administrative Agent so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the Secured Parties in connection with a Triggering Event under Section 12.5 of the Credit Agreement or a similar Triggering Event provision of any Additional First Lien Agreement shall be deemed to constitute a request by the Collateral Trustee for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Trustee and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Trustee in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Trustee, if required). All Proceeds received by the Collateral Trustee hereunder shall be held by the Collateral Trustee in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Trustee and the Administrative Agent. All Proceeds while held by the Collateral Trustee in a Collateral Account (or by such Grantor in trust for the Collateral Trustee and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.4.

6.4. Application of Proceeds. Subject to the terms of the Collateral Agency and Intercreditor Agreement, the Collateral Trustee shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt as follows:

(i) first, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Trustee in connection with such collection or sale or otherwise in connection with this Security and Pledge Agreement, the other Credit Documents or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Trustee hereunder or under any other Credit Document on behalf of any Grantor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii) second, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof; and

(iii) third, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Upon any sale of the Collateral by the Collateral Trustee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Trustee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Trustee or such officer or be answerable in any way for the misapplication thereof.

6.5. Code and Other Remedies. If a Triggering Event shall occur and be continuing, the Collateral Trustee may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the NY UCC or any other applicable law and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Collateral Trustee’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Trustee shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Trustee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Trustee and any other Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Trustee or such Secured Party may pay the purchase price by crediting the amount thereof against the Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Trustee accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the request of the Collateral Trustee or the Administrative Agent to assemble the Collateral and make it available to the Collateral Trustee, at places which the Collateral Trustee shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 6.5 in accordance with the provisions of Section 6.4.

6.6. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Trustee or any Secured Party to collect such deficiency.

6.7. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Obligations made by the Collateral Trustee or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Trustee or any other Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and the Hedge Agreements and any other documents executed and delivered in connection therewith and any documents entered into with the Collateral Trustee or any of its respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds and any Additional First Lien Agreement may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Trustee or the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Hedge Agreement or documents entered into with the Collateral Trustee or the Administrative Agent or any of their respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party (other than the Credit Party) thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Trustee or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Trustee nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Security and Pledge Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Collateral Trustee or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Grantor or any other person, and any failure by the Collateral Trustee or any other Secured Party to make any such demand or to collect any payments from the Borrower or any Grantor or any other person or any release of the Borrower or any Grantor or any other person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Trustee or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

7. The Collateral Trustee.

7.1. Collateral Trustee’s Appointment as Attorneys-in-Fact, etc.

(a) Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon and during occurrence of a Triggering Event, the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Security and Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security and Pledge Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Trustee the power and right, on behalf of such Grantor, either in the Collateral Trustee’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after and during the occurrence of a Triggering Event and after written notice by the Collateral Trustee of its intent to do so:

(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Trustee for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Trustee may request to evidence the Collateral Trustee’s and the Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iv) execute, in connection with any sale provided for in Section 6.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Trustee pursuant to Section 5.4;

(vi) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Trustee or as the Collateral Trustee shall direct;

(vii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Trustee may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xii) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Trustee shall in its sole discretion determine; and

(xiii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and do, at the Collateral Trustee’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Trustee deems necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee’s and the Secured Parties’ Security Interests therein and to effect the intent of this Security and Pledge Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless a Triggering Event shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Trustee incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Trustee to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Trustee on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Security and Pledge Agreement are coupled with an interest and are irrevocable until this Security and Pledge Agreement is terminated and the Security Interests created hereby are released.

7.2. Duty of Collateral Trustee. The Collateral Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NY UCC or otherwise, shall be to deal with it in the same manner as the Collateral Trustee deals with similar property for its own account. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Trustee accords its own property. Neither the Collateral Trustee, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Trustee and the other Secured Parties hereunder are solely to protect the Collateral Trustee’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Trustee or any Secured Party to exercise any such powers. The Collateral Trustee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision.

7.3. Authority of Collateral Trustee. Each Grantor acknowledges that the rights and responsibilities of the Collateral Trustee under this Security and Pledge Agreement with respect to any action taken by the Collateral Trustee or the exercise or non-exercise by the Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of the Collateral Agency and Intercreditor Agreement shall, as between the Collateral Trustee and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Trustee and the Grantors, the Collateral Trustee shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.4. Security Interest Absolute. All rights of the Collateral Trustee hereunder, the security interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

7.5. Continuing Security Interest; Assignments Under the Credit Agreement; Release.

(a) This Security and Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Trustee and the other Secured Parties and their respective successors, indorsees, transferees and assigns until Discharge of First Lien Obligations.

(b) A Grantor or any Collateral shall be released from this Security and Pledge Agreement in accordance with the Collateral Agency and Intercreditor Agreement.

7.6. Reinstatement. This Security and Pledge Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Trustee or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Credit Party and including, without limitation, in relation to the Borrower and any other Credit Party incorporated under the laws of the Grand Duchy of Luxembourg, bankruptcy (faillite), insolvency, its voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Credit Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

8. [Reserved].

9. Certain Regulatory Requirements

9.1. Certain Regulatory Requirements. Any provision contained herein to the contrary notwithstanding (but without limiting the generality of the provisions of Section 9.2), no action shall be taken hereunder by the Collateral Trustee or any other Secured Party with respect to any item of Collateral unless and until all applicable requirements (if any) of the FCC under the Communications Act of 1934, as amended, and the respective rules and regulations thereunder and thereof, as well as any other federal, state or local laws, rules and regulations of other regulatory or governmental bodies applicable to or having jurisdiction over the Grantors (or any entity under the control of the Grantors), have been satisfied with respect to such action and there have been obtained such consents, approvals and authorizations (if any) as may be required to be obtained from the FCC and any other governmental authority under the terms of any license or operating right held by the Grantors (or any entity under the control of the Grantors).

Without limiting the generality of the foregoing, the Collateral Trustee (on behalf of itself and the Secured Parties) hereby agrees that, (a) to the extent required by applicable law, voting and consensual rights in the ownership interest of any Grantors (the “Pledged Interest”) will remain with the holders of such voting and consensual rights upon and following the occurrence of a Triggering Event unless and until any required prior approvals of the FCC to the transfer of such voting and consensual rights to the Collateral Trustee shall have been obtained; (b) upon the occurrence of any Triggering Event and foreclosure of the Pledged Interest pursuant to this Agreement there will be either a private or public sale of the Pledged Interests; and (c) prior to the exercise of voting or consensual rights by the purchaser, to the extent required by applicable law, at any such sale, the prior consent of the FCC pursuant to 47 U.S.C. § 310(d) will be obtained, as well as such licenses, approvals, authorizations and consents as may be required by the U.S. Department of State pursuant to the International Traffic in Arms Regulations and the U.S. Department of Commerce pursuant to the Export Administration Regulations.

It is the intention of the parties hereto that the Liens in favor of the Collateral Trustee on the Collateral shall in all relevant aspects be subject to and governed by said statutes, rules and regulations and that nothing in this Agreement shall be construed to diminish the control exercised by the Grantor except in accordance with the provisions of such statutory requirements, rules and regulations. Each Grantor agrees that upon the request from time to time by the Collateral Trustee or the Administrative Agent it will actively pursue obtaining any governmental, regulatory or third party consents, approvals or authorizations referred to in this Section 9.1, including, upon any request of the Collateral Trustee or the Administrative Agent following a Triggering Event, the preparation, signing and filing with (or causing to be prepared, signed and filed with) (i) the FCC of any application or application for consent to the assignment of the FCC Licenses or transfer of control required to be signed by the Borrower or any of its Subsidiaries necessary or appropriate under the FCC’s rules and regulations for approval of any sale or transfer of any of the Pledged Interests or the assets of the Borrower or any of its Subsidiaries or any transfer of control in respect of any FCC License, and (ii) the U.S. Department of State pursuant to the International Traffic in Arms Regulations and the U.S. Department of Commerce pursuant to the Export Administration Regulations, as applicable, of any application for consent to transfer the Pledged Interests or the assets of the Borrower or any of its Subsidiaries necessary or appropriate under such regulations.

9.2. Certain Regulatory Matters. The creation of any Lien, and the exercise of any remedy, with respect to any FCC License shall be consistent with the rules and regulations administered by the FCC.

The Collateral Trustee acknowledges that:

(a) with respect to certain of the Collateral, the Collateral Trustee’s security interest and ability to foreclose thereon will be limited by the need to comply with applicable law;

(b) the Collateral Trustee is not entitled to exercise any rights with respect to the Collateral if such action would constitute or result in any assignment of an FCC License or any change of control (whether as a matter of law or fact) of the holder of any FCC License unless the prior approval of the FCC is first obtained;

(c) the Grantors cannot assure the Collateral Trustee that any such required FCC approval can be obtained on a timely basis or at all;

(d) these requirements may limit the number of potential bidders for certain Collateral in any foreclosure and may delay any sale, either of which events may have an adverse effect on the sale price of the Collateral; and

(e) therefore, the practical value of realizing on the Collateral may, without the appropriate FCC consents, be limited.

10. Miscellaneous.

10.1. Amendments in Writing. None of the terms or provisions of this Security and Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor, the Collateral Trustee and the Administrative Agent in accordance with Section 14.1 of the Credit Agreement and the Collateral Agency and Intercreditor Agreement.

10.2. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement and the Collateral Agency and Intercreditor Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 14.2 of the Credit Agreement.

10.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Trustee nor any Secured Party shall by any act (except by a written instrument pursuant to Section 10.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Triggering Event or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Trustee or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Trustee or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Trustee or such other Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

10.4. Reserved.

10.5. Successors and Assigns. The provisions of this Security and Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto, the Secured Parties and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security and Pledge Agreement without the prior written consent of the Collateral Trustee except pursuant to a transaction permitted by the Credit Agreement. Each of the Grantors which is incorporated under the laws of the Grand Duchy of Luxembourg expressly accepts and confirms for the purposes of articles 1278 to 1281 of the Luxembourg civil code that, notwithstanding any assignment, transfer and/or novation made pursuant to this Security and Pledge Agreement or any Credit Documents, any security interest created under this Security and Pledge Agreement to which it is a party secures all Obligations (including, without limitation, all obligations with respect to all rights and/or obligations so assigned, transferred or novated) and shall be preserved for the benefit of any successor and assign of the Collateral Trustee and the other Secured Parties.

10.6. Counterparts. This Security and Pledge Agreement may be executed by one or more of the parties to this Security and Pledge Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Security and Pledge Agreement signed by all the parties shall be lodged with the Collateral Trustee and the Borrower.

10.7. Severability. Any provision of this Security and Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

10.8. Section Headings. The Section headings used in this Security and Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

10.9. Integration. This Security and Pledge Agreement represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Trustee or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

10.10. GOVERNING LAW. THIS SECURITY AND PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.11. Submission To Jurisdiction Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Security and Pledge Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 10.2 or at such other address of which the Collateral Trustee shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of the Collateral Trustee or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Collateral Trustee or any Secured Party to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.11 any special, exemplary, punitive or consequential damages.

10.12. Acknowledgments. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Security and Pledge Agreement and the other Credit Documents to which it is a party;

(b) neither the Collateral Trustee nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Security and Pledge Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Collateral Trustee and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other Secured Party or among the Grantors and the Lenders and any other Secured Party.

10.13. Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Security and Pledge Agreement pursuant to Section 9.11 of the Credit Agreement or any Additional First Lien Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Supplement substantially in the form of Annex B hereto. The execution and delivery of any instrument adding an additional Grantor as a party to this Security and Pledge Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security and Pledge Agreement.

10.14. WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AND PLEDGE AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.15. Incorporation by Reference. In connection with its execution and performance hereunder, the Collateral Trustee is entitled to all rights, privileges, benefits, immunities, protections and indemnities provided to it under the Collateral Agency and Intercreditor Agreement.

10.16. Collateral Agency and Intercreditor Agreement. Notwithstanding anything to the contrary in this Agreement, the Collateral Agency and Intercreditor Agreement shall govern the exercise of rights and the enforcement of remedies hereunder by the Collateral Trustee and the Secured Parties. In the event of any conflict between the terms of this Agreement and the Collateral Agency and Intercreditor Agreement, the Collateral Agency and Intercreditor Agreement shall govern.

IN WITNESS WHEREOF, each of the undersigned has caused this Security and Pledge Agreement to be duly executed and delivered as of the date first above written.

INTELSAT JACKSON HOLDINGS S.A.

By:	/s/ Flavien Bachabi
Name: Flavien Bachabi
Title: Director and Chief Executive Officer

ACCESSPAS, INC.
GALAXY 3C HOLDING COMPANY, INC.
GALAXY 11 HOLDING COMPANY, INC.
GALAXY 12 HOLDING COMPANY, INC.
GALAXY 13 HOLDING COMPANY, INC.
GALAXY 14 HOLDING COMPANY, INC.
GALAXY 15 HOLDING COMPANY, INC.
GALAXY 16 HOLDING COMPANY, INC.
GALAXY 17 HOLDING COMPANY, INC.
GALAXY 18 HOLDING COMPANY, INC.
INTELSAT ASIA CARRIER SERVICES, INC.
INTELSAT CORPORATION
INTELSAT GLOBAL SERVICE LLC
INTELSAT INTERNATIONAL EMPLOYMENT, INC.
INTELSAT SERVICE AND EQUIPMENT CORPORATION
IS 11 HOLDING COMPANY, INC.
IS 14 HOLDING COMPANY, INC.
PANAMSAT CAPITAL CORPORATION
PANAMSAT COMMUNICATIONS JAPAN, INC.
PANAMSAT EUROPE CORPORATION
PANAMSAT INDIA, INC.
PANAMSAT INTERNATIONAL SALES, INC.
PANAMSAT SERVICES, INC.
PAS 1R HOLDING COMPANY, INC.
PAS 5 HOLDING COMPANY, INC.
PAS 7 HOLDING COMPANY, INC.
PAS 8 HOLDING COMPANY, INC.
PAS 9 HOLDING COMPANY, INC.
PAS 10 HOLDING COMPANY, INC.
SOUTHERN SATELLITE CORP.
SOUTHERN SATELLITE LICENSEE CORPORATION

By:	/s/ Patricia Casey
Name: Patricia Casey
Title: Senior Vice President, General Counsel and Secretary

INTELSAT USA LICENSE LLC
INTELSAT USA SALES LLC

By:	/s/ Patricia Casey
Name: Patricia Casey
Title: Secretary

INTELSAT (GIBRALTAR) LIMITED
INTELSAT NEW DAWN (GIBRALTAR) LIMITED
INTELSAT SUBSIDIARY (GIBRALTAR) LIMITED

By:	/s/ Simon Van De Weg
Name: Simon Van De Weg
Title: Director

INTELSAT (LUXEMBOURG) FINANCE COMPANY S.A.R.L.

By:	/s/ Simon Van De Weg
Name: Simon Van De Weg
Title: Manager

INTELSAT GLOBAL SALES & MARKETING LTD.
INTELSAT UK FINANCIAL SERVICES LTD.

By:	/s/ Kurt Riegelman
Name: Kurt Riegelman
Title: Director

INTELSAT HOLDINGS LLC
INTELSAT LICENSE LLC
INTELSAT LICENSE HOLDINGS LLC
INTELSAT SATELLITE LLC

By:	/s/ Flavien Bachabi
Name: Flavien Bachabi
Title: Deputy Chairman

INTELSAT INTERMEDIATE HOLDING COMPANY S.A.
INTELSAT OPERATIONS S.A.
INTELSAT PHOENIX HOLDINGS S.A.
INTELSAT SUBSIDIARY HOLDING COMPANY S.A.

By:	/s/ Simon Van De Weg
Name: Simon Van De Weg
Title: Director

INTELSAT INTERNATIONAL SYSTEMS, LLC
PANAMSAT INDIA MARKETING, L.L.C.
PANAMSAT INTERNATIONAL HOLDINGS, LLC
PANAMSAT INTERNATIONAL SYSTEMS MARKETING, L.L.C.
PAS INTERNATIONAL LLC
USHI, LLC

By:	/s/ Patricia Casey
Name: Patricia Casey
Title: Manager

INTELSAT LLC

By:	/s/ Flavien Bachabi
Name: Flavien Bachabi
Title: Deputy Chairman

INTELSAT NORTH AMERICA LLC

By:	/s/ Flavien Bachabi
Name: Flavien Bachabi
Title: Deputy Chairman

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kathleen M. Carry
Name: Kathleen M. Carry
Title: Vice President

WILMINGTON TRUST FSB, as Collateral Trustee

By:	/s/ James A. Hanley
Name: James A. Hanley
Title: Vice President

ANNEX A TO THE

SECURITY AND PLEDGE AGREEMENT

SUBSIDIARY GRANTORS

Subsidiary Grantors

ACCESSPAS, INC.

GALAXY 3C HOLDING COMPANY, INC.

GALAXY 11 HOLDING COMPANY, INC.

GALAXY 12 HOLDING COMPANY, INC.

GALAXY 13 HOLDING COMPANY, INC.

GALAXY 14 HOLDING COMPANY, INC.

GALAXY 15 HOLDING COMPANY, INC.

GALAXY 16 HOLDING COMPANY, INC.

GALAXY 17 HOLDING COMPANY, INC.

GALAXY 18 HOLDING COMPANY, INC.

INTELSAT (GIBRALTAR) LIMITED

INTELSAT (LUXEMBOURG) FINANCE COMPANY SARL

INTELSAT ASIA CARRIER SERVICES, INC.

INTELSAT CORPORATION

INTELSAT GLOBAL SALES & MARKETING LTD.

INTELSAT GLOBAL SERVICE LLC

INTELSAT HOLDINGS LLC

INTELSAT INTERMEDIATE HOLDING CO. S.A.

INTELSAT INTERNATIONAL EMPLOYMENT, INC.

INTELSAT INTERNATIONAL SYSTEMS LLC

INTELSAT LICENSE HOLDINGS LLC

INTELSAT LICENSE LLC

INTELSAT NEW DAWN (GIBRALTAR) LIMITED

INTELSAT OPERATIONS S.A.

INTELSAT PHOENIX HOLDINGS S.A.

INTELSAT SATELLITE LLC

INTELSAT SERVICE AND EQUIPMENT CORPORATION

INTELSAT SUBSIDIARY (GIBRALTAR) LTD.

INTELSAT SUBSIDIARY HOLDING COMPANY S.A.

INTELSAT UK FINANCIAL SERVICES LTD.

INTELSAT USA LICENSE LLC

INTELSAT USA SALES LLC

IS 11 HOLDING COMPANY, INC.

IS 14 HOLDING COMPANY, INC.

PANAMSAT CAPITAL CORPORATION

PANAMSAT COMMUNICATIONS JAPAN, INC.

PANAMSAT EUROPE CORPORATION

PANAMSAT INDIA MARKETING L.L.C.

PANAMSAT INDIA, INC.

PANAMSAT INTERNATIONAL HOLDINGS LLC

PANAMSAT INTERNATIONAL SALES, INC.

PANAMSAT INTERNATIONAL SYSTEMS MARKETING, LLC

PANAMSAT SERVICES, INC.

Annex A-1

PAS 1R HOLDING COMPANY, INC.

PAS 5 HOLDING COMPANY, INC.

PAS 7 HOLDING COMPANY, INC.

PAS 8 HOLDING COMPANY, INC.

PAS 9 HOLDING COMPANY, INC.

PAS 10 HOLDING COMPANY, INC.

PAS INTERNATIONAL, LLC

SOUTHERN SATELLITE CORPORATION

SOUTHERN SATELLITE LICENSEE CORP.

USHI, LLC

Notice Address for All Grantors

Intelsat Jackson Holdings S.A.

Société anonyme

4, rue Albert Borschette

L-1246 Luxembourg

RCS Luxembourg n° B 149959

Telecopier: 352.2784.1690

Annex A-2

ANNEX B TO THE

SECURITY AND PLEDGE AGREEMENT

SUPPLEMENT NO. [    ] dated as of [            ], to the Security and Pledge Agreement dated as of January 11, 2011 (this “Supplement”), among INTELSAT JACKSON HOLDINGS S.A. (the “Borrower”), each subsidiary of the Borrower listed on Annex A thereto (each such subsidiary individually a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Borrower are referred to collectively herein as the “Grantors”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and WILMINGTON TRUST FSB, as collateral trustee (together with its successors and assigns, in such capacity, the “Collateral Trustee”).

WHEREAS, the Borrower is party to a Credit Agreement dated as of January 11, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Intelsat (Luxembourg) S.A. (“Holdings”), the financial institutions or entities from time to time party thereto as lenders (the “Lenders”), the Administrative Agent and the other agent parties party thereto;

WHEREAS, pursuant to the Credit Agreement, (a) the Lenders have severally agreed to make Loans to the Borrower and the Letter of Credit Issuers have agreed to issue Letters of Credit for the account of the Borrower (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) one or more Lenders or affiliates of Lenders may from time to time enter into Hedge Agreements with, or provide cash management services to, the Borrower;

WHEREAS, (i) pursuant to the terms of the Credit Agreement, Holdings guaranteed the payment and performance of the Obligations of the Borrower to the Secured Parties and (ii) pursuant to the Guarantee, dated as of January 11, 2011 (as amended, supplemented or otherwise modified from time to time, the “Guarantee”), among the Subsidiary Guarantors party thereto and Administrative Agent, the Subsidiary Guarantors guaranteed the payment and performance of the Obligations of the Borrower to the Secured Parties;

WHEREAS, it is a condition precedent to the obligation of the Lenders and Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement, and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with, or provide cash management services to, the Borrower, that the Grantors shall have executed and delivered the Security and Pledge Agreement, dated as of January 11, 2011 (as amended, supplemented or otherwise modified from time to time, the “Security and Pledge Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Security and Pledge Agreement), among the Grantors, the Administrative Agent and the Collateral Trustee, to the Collateral Trustee for its benefit and the ratable benefit of the other Secured Parties; and

WHEREAS, the Grantors would also like to induce other creditors to make available from time to time First Lien Debt (other than as described above) subject to the terms of the Collateral Agency and Intercreditor Agreement.

Annex B-1

WHEREAS, Section 9.11 of the Credit Agreement and Section 10.13 of the Security and Pledge Agreement provide that each Subsidiary of the Borrower that is required to become a party to the Security and Pledge Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Security and Pledge Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security and Pledge Agreement to become a Subsidiary Grantor under the Security and Pledge Agreement in order to induce the Lenders and the Letter of Credit Issuer to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

NOW THEREFORE, in consideration of the above premises, the Collateral Trustee, the Administrative Agent and the New Grantors agree as follows:

SECTION 1. In accordance with Section 10.13 of the Security and Pledge Agreement, each New Grantor by its signature below becomes a Grantor under the Security and Pledge Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security and Pledge Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects with respect to such New Grantor on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Trustee, for its benefit and the ratable benefit of the other Secured Parties, and hereby grants to the Collateral Trustee, for its benefit and the ratable benefit of the other Secured Parties, a Security Interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which now has or hereafter acquires an interest. Each reference to a “Grantor” in the Security and Pledge Agreement shall be deemed to include each New Grantor. The Security and Pledge Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Grantor represents and warrants to the Collateral Trustee and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity subject to mandatory Luxembourg law provisions.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Trustee, the Administrative Agent and the Borrower. This Supplement shall become effective as to each New Grantor when the Collateral Trustee and the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor, the Collateral Trustee and the Administrative Agent.

SECTION 4. Each New Grantor hereby represents and warrants that (a) set forth under its signature hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the true and correct location of the chief executive office and principal place of business and any office in which it maintains books or records relating to Collateral owned by it, (iv) the identity or type of organization or corporate structure of such New Grantor and (v) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (b) as of each Closing Date (i) Schedule II hereto sets forth all of each New Grantor’s Copyright Licenses, (ii) Schedule III hereto sets forth, in proper form for filing with the United States Copyright Office, all of each New Grantor’s Copyrights (and all applications therefor), (iii) Schedule IV hereto sets forth all of each New Grantor’s Patent Licenses, (iv) Schedule V hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Patents (and all applications therefor), (v) Schedule VI hereto sets forth all of each New Grantor’s Trademark Licenses, (vi) Schedule VII hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Trademarks (and all applications therefor) and (vii) Schedule VII sets forth all Pledged Collateral of the New Grantor.

Annex B-2

SECTION 5. Except as expressly supplemented hereby, the Security and Pledge Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security and Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement. All communications and notices hereunder to each New Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 14.2 of the Credit Agreement.

SECTION 9. Each New Grantor agrees to reimburse the Collateral Trustee for its respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Trustee.

Annex B-3

IN WITNESS WHEREOF, each New Grantor, the Collateral Trustee and the Administrative Agent have duly executed this Supplement to the Security and Pledge Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

WILMINGTON TRUST FSB, as Collateral Trustee

By:
Name:
Title:

Annex B-4